KPMG Auditores Independentes	Central Tel	55 (19) 2129-8700
Av. Barão de Itapura, 950 - 6º	Fax	55 (19) 2129-8728
13020-431 - Campinas, SP - Brasil	Internet	www.kpmg.com.br
Caixa Postal 737
13012-970 - Campinas, SP - Brasil

Auditors' Letter Regarding Change in Auditor

April 9, 2013.

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal auditors for CPFL Energia S.A. and, under the date of April 9, 2013, we re-issued our report on the consolidated financial statements of CPFL Energia S.A. as of and for the years ended December 31, 2011 and 2010. We had originally issued our report under the date of March 29, 2012 reporting on these consolidated financial statements and the effectiveness of internal control over financial reporting as of December 31, 2011. On November 7, 2011, CPFL formally notified the regulator / market that under CVM  Instruction 308/99 the principal auditors would be changed as from the first quarter of 2012.

We have read CPFL Energia S.A. statement included under item 16F of its Form 20F dated April 9, 2013, and we agree with such statement.

Very truly yours,

/s/ KPMG Auditores Independentes

KPMG Auditores Independentes

São Paulo, Brazil